UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2005

Aphton Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19122	95-3640931
(Commission File Number)	(IRS Employer Identification No.)

8 Penn Center, Suite 2300, 1628 JFK Blvd., Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 218-4340

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2005, Manfred Ruediger was appointed Chief Operating Officer and a director of Aphton Corporation (the “Company”). Mr. Ruediger’s appointment as Chief Operating Officer and a director of the Company was pursuant to an understanding, among the Company, Igeneon AG (“Igeneon”), and the holders of the equity securities of Igeneon, set forth in the Stock Purchase Agreement, dated December 14, 2004, which was previously filed on December 15, 2004 by the Company as an exhibit to Form 8-K.

Mr. Ruediger, 40, served as Chief Executive Officer and Managing Board Member of Igeneon, a clinical stage biopharmaceutical company that the Company acquired in March 2005, from June 2004 through March 2005. From January 2004 through June 2004, Mr. Ruediger served as Chief Operating Officer of Igeneon. From January 2000 to December 2001, Mr. Ruediger served as Senior Vice President and Chief Scientific Officer of Cardion AG, a biopharmaceutical company. From January 2002 to December 2003, Mr. Ruediger served as Executive Vice President and Chief Scientific Officer of Cardion and from July 2003 to December 2003, he served as acting Chief Executive Officer of Cardion.

In addition to serving as Chief Operating Officer and a director of the Company, Mr. Ruediger will remain as Managing Board Member of Igeneon. In connection with the acquisition of Igeneon and the appointment of Mr. Ruediger as Chief Operating Officer of the Company, the Company has entered into two employment agreements with Mr. Ruediger. The first, under U.S. law, will govern his responsibilities with the Company (the “Aphton Employment Agreement”) and the second, under Austrian law, will govern his responsibilities with Igeneon (the “Igeneon Employment Agreement”). Mr. Ruediger will receive an aggregate annual base salary of USD 260,000, of which $174,200 will be paid pursuant to his Aphton Employment Agreement and USD 85,800 will be paid pursuant to his Igeneon Employment Agreement. In addition, the Compensation Committee of the Company’s Board of Directors, in its sole discretion, may award an annual bonus based on achievement of performance targets, measurements and other criteria as shall be established by the Compensation Committee. Additionally, under the Aphton Employment Agreement, Mr. Ruediger was granted options to purchase 150,000 shares of the Company’s common stock in accordance with the terms of the Company’s 2004 Stock Option Plan. Pursuant to the Igeneon Employment Agreement, Igeneon will pay premiums associated with Mr. Ruediger’s life insurance and provide use of a company car.

In connection with the acquisition on March 24, 2005 of all of the equity securities of Igeneon by the Company, Igeneon became responsible to pay Mr. Ruediger a payment of EUR 350,626 in accordance with the employment agreement that existed prior to the acquisition. The only additional transaction between Mr. Ruediger and the Company or any of its subsidiaries that is required to be disclosed pursuant to Item 404(a) of Regulation S-K is the acquisition by the Company. Mr. Ruediger was, at the time of the acquisition, the Chief Executive Officer of Igeneon. Reference is made to the information regarding the Company’s acquisition of all of the equity securities of Igeneon contained in the Definitive Proxy Statement filed on February 15, 2005, which is hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2005	APHTON CORPORATION

/s/ James F. Smith
James F. Smith
Chief Financial Officer